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EXHIBIT 99.1


   MetaSolv to Broadcast First Quarter Conference Call Live on the Internet

PLANO, Texas (April 9, 2001) - MetaSolv, Inc. (Nasdaq/NM: MSLV) today announced it will provide an online Web simulcast and rebroadcast of its 2001 first quarter earnings release conference call.

     The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available online by going to www.metasolv.com and clicking on the link to
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Investor Relations and at www.streetevents.com and www.vcall.com. The call is
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scheduled to begin at 5:00 p.m. Eastern time on April 18, 2001. The online replay will follow shortly after the call and continue through May 18, 2001.

About MetaSolv

MetaSolv, Inc., headquartered in Plano, Texas, was founded in 1992. MetaSolv, through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading provider of customer self-care, order management and service fulfillment solutions for next-generation communications providers. The MetaSolv Solution(TM) integrates a communications provider's business from network planning and engineering to operations and customer care. With the MetaSolv Solution, communications providers can quickly and efficiently respond to market demand, optimize their service fulfillment processes, and build stronger relationships with their customers. MetaSolv has regional offices in Atlanta, Chicago, Denver, McLean, VA and London. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800) 747-0791.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

     Contact:
     Glenn A. Etherington, Chief Financial Officer
     (972) 403-8300
     getherington@metasolv.com
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